UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 17, 2007 (July 12, 2007)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          Effective July 12, 2007, the Board of Directors of Centex Corporation (the “Company”) amended Article V, Section 2 of the Company’s By-Laws, relating to the election of officers:
1.	In addition to the principal officers of the Company specified in the by-laws to be elected by the Board of Directors, the Board of Directors now has authority to appoint such additional officers as it deems necessary or desirable.

2.	In lieu of the former authority of the Chairman of the Board to appoint assistant officers, the Chairman of the Board and the Chief Executive Officer now have authority to appoint such other and subordinate officers as they deem necessary or desirable and to determine their powers and duties, but in all cases the powers and duties of such appointed officers must be less than those of a Vice President of the Company.
          The foregoing description of these provisions of the By-Laws is qualified in its entirety by reference to the actual By-Laws, which are filed as Exhibit 3.1 to this Report.
Item 9.01. Financial Statements and Exhibits.
(d)	The following exhibits are filed with this Report.

Exhibit
Number	Description	Filed Herewith or Incorporated by Reference
3.1	By-laws of Centex Corporation	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: July 17, 2007

Exhibit Index

Exhibit
Number	Description
3.1	By-laws of Centex Corporation